UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

Roberts Realty Investors, Inc.
 (Exact name of registrant as specified in its charter)

Georgia	001-13183	58-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302 Sandy Springs, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 394-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Roberts Realty Investors, Inc. (NYSE Alternext US: RPI) announced today that the company will issue a total of 3,756,812 shares of its common stock, which equals a 64.7% stock distribution, or 0.647 shares for each outstanding share, in the stock portion of the distribution declared by its board of directors on December 18, 2008 as previously announced. The distribution in the aggregate amount of $9,058,000, or $1.56 per share, will be paid on January 29, 2009 in a combination of 20% in cash, or $0.31 per share, and 80% in Roberts Realty common stock, equal to $1.25 per share, to shareholders of record at the close of business on December 29, 2008. The number of shares included in the stock portion of the distribution is calculated based on the $1.93 average closing sales price per share of the company’s common stock on the NYSE Alternext US (formerly the American Stock Exchange) on December 22 and December 23, 2008. The company will issue a small number of additional shares to round up the number of shares issued to each holder to the closest full share. The NYSE Alternext US will adjust today’s closing price to reflect the cash and stock portions of the distribution, and the trading price of the company’s common stock will reflect the distribution beginning on December 24, 2008.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press release issued by Roberts Realty Investors, Inc. on December 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: December 23, 2008

By:   /s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer

2